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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 17, 2004

ISONICS CORPORATION
(Name of small business issuer as specified in its charter)

California	001-12531	77-0338561
State of Incorporation	Commission File Number	IRS Employer Identification No.

5906 McIntyre Street, Golden, Colorado 80403
Address of principal executive offices

303-279-7900
Telephone number, including Area code

Not applicable
Former name or former address if changed since last report

Item 5—Other Events

        Mercator Momentum Fund, LP ("MMF") and Mercator Momentum Fund III, LP ("MMFIII"), holders of an aggregate of 22,000 shares of Isonics' outstanding Series C Convertible Preferred Stock ("Series C Stock"), converted 11,000 shares of Series C Stock into shares of Isonics common stock as follows:

	Series C Stock converted (shares)	Common Stock received (shares)
MMF	4,730	497,895
MMFIII	6,270	660,000

        MMF still owns 4,770 shares of Series C Stock (convertible into a maximum of 502,105 shares of common stock and MMFIII still owns 6,230 shares of Series C Stock (convertible into a maximum of 655,790 shares of common stock. MMF, MMFIII, and Mercator Advisory Group, LLC own collectively a total of 427,701 common stock purchase warrants (exercisable at $1.25 per share). The Series C Stock and warrants are subject to a contractual limitation that prevents any of the current holders from exercising any warrant or converting any preferred stock if the aggregate number of shares of common stock of which such person and all persons affiliated with such person have beneficial ownership (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) would exceed 9.99% of the then outstanding common stock.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 17th day of February 2004.

Isonics Corporation
By:	/s/ JAMES E. ALEXANDER James E. Alexander President and Chief Executive Officer

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  Item 5—Other Events
SIGNATURES